EXHIBIT 99.1





[TAMPA ELECTRIC COMPANY LETTERHEAD]

                                   FOR IMMEDIATE RELEASE

Contact:  Mike Mahoney
          Office: 813/228-4271
          Home: 813/991-6229

TAMPA ELECTRIC ANNOUNCES RATE AGREEMENT

     TAMPA,  March  25,  1996 -- Tampa Electric Company announced today  an  agreement  with  the  Florida Office of Public Counsel

(OPC)  and  the Florida Industrial Power Users Group (FIPUG) on a

new  multi-year base rate freeze and refund plan for the utility.

If  approved  by  the  Florida  Public Service Commission (FPSC),

customers  will  benefit from stable base rates and a $25 million refund  even  while the company puts into service its new, highly efficient Polk Power Station.

     Under  the  agreement,  Tampa  Electric's base rates will be frozen  at  current levels through Dec. 31, 1998.  Tampa Electric will have the option of filing an application with the FPSC on or after  July 1, 1998 for authorization to adjust base rates during

1999.

     The  $25  million  refund  will  be reflected as a credit on customer  bills  over a 12-month period that starts Oct. 1, 1996.

As  a  result,  the  bill  to the typical customer who uses 1,000 kilowatt-hours  will be reduced about $1.60 each month.  There is also  a possibility of a refund in 1999.  The refund beginning in

1996  will  consist of $10 million of revenues deferred from 1995 and $15 million of 1996's revenues.




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     In  addition  to  the  refund and rate freeze, the agreement sets forth a multi-year plan for allocating revenues based on the level of Tampa Electric's earnings on utility assets.

     Tampa  Electric's  President,  Keith  Surgenor,  said,  "Our vision has been to provide good value, excellent service and high reliability  to  our  customers,  and to hold down electric bills while  preparing  to  bring  on  line our clean, state-of-the-art power plant.  This new agreement helps us achieve that goal."

     Under  the  agreement, for the years 1996 through 1998 Tampa

Electric  will  keep  in each year all revenues contributing to a

return  on  common  equity  (ROE)  up  to  11.75  percent.    Any

additional revenues will be allocated according to a formula.

     In  1996,  40 percent of any actual revenues that contribute to  a  ROE  in  excess  of 11.75 percent will be included in 1996 revenues and the remaining 60 percent will be deferred for use in

1997  and 1998.  There will also be available for use in 1997 and

1998  about  $41 million of the revenues deferred from 1995 after giving  effect  to  the  $10  million  portion of the $25 million refund.

     S i milarly,  40  percent  of  any  revenues  in  1997  that

c o n tribute  to  a  ROE  in  excess  of  11.75  percent  up  to

12.75 percent will be included in Tampa Electric's 1997 revenues.

The  remaining  60 percent will be deferred for use in 1998.  Any



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revenues  contributing  to  a ROE exceeding 12.75 percent will be deferred for use during 1998.

     The  same  40 percent allocation of revenues will be made in

1998  after taking into account any deferred revenues not used in previous years.  The remaining 60 percent as well as all revenues contributing to a ROE in excess of 12.75 percent, if any, will be refunded to customers in 1999.

     Finally,  the  agreement  calls for an expeditious review of the  regulatory treatment to be afforded the company's Polk Power

Plant.   Tampa Electric is optimistic that the FPSC will complete

this task in the third quarter of this year.

     Tampa  Electric is a regulated public utility with over one-

half  million  customers in a 2,000 square mile service area that includes  nearly  all  of  Hillsborough County and parts of Polk,

Pasco  and  Pinellas  counties.   Tampa Electric is the principal

subsidiary  of  TECO  Energy,  Inc.,  an  investor-owned, energy-

related holding company also based in Tampa.



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